Exhibit 99.1
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Contacts:  Barry L. McCabe
           Tel  215 679-1301
           Senior Vice President and
           Chief Financial Officer


                              KNOLL, INC. TO REDEEM
                   10.875% SENIOR SUBORDINATED NOTES DUE 2006

EAST GREENVILLE, PA, February 26, 2003 - Knoll, Inc. announced today that it will redeem the total principal amount of its 10.875% Senior Subordinated Notes due 2006 on March 28, 2003 at a redemption price of 101.812% of principal amount, plus accrued interest. The company intends to fund the redemption with borrowings under its senior revolving credit facility.

Founded in 1938, Knoll is a global office furnishings manufacturer committed to design excellence. The company's corporate headquarters is located in East Greenville, PA.

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